SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________

FORM 8-K/A
(Amendment No. 2)
Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported) December 3, 2007

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Explanatory Note

The Great Atlantic & Pacific Tea Company, Inc. (the “Company” or “A&P”) hereby amends this Current Report on Form 8-K, which was initially filed on December 3, 2007, and first amended on December 6, 2007, to amend and restate Item 2.01 “Completion of Acquisition or Disposition of Assets” and include Items 1.01 , 2.03 and 9.01. Item 9.01 “Financial Statements and Exhibits”, includes the required historical financial statements of Pathmark Stores, Inc. (‘Pathmark”), and Pro Forma Financial Statements. Text that is not affected by this amendment, that was previously included under Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers”, Item 5.03 “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”, and Item 8.01. “Other Events”, and exhibits previously filed, have been omitted.

Item 1.01. Entry into a Material Definitive Agreement

     On December 3, 2007, the Company completed the acquisition of Pathmark pursuant to that certain Agreement and Plan of Merger dated as of March 4, 2007 (the “Merger Agreement”). To finance the acquisition, on December 3, 2007, the Company entered into a new $675 million Senior Secured Credit Agreement (the “ABL Facility”) with Bank of America, N.A., and a $370 million Senior Secured Bridge Credit Agreement (the “Bridge Loan Facility”) with Banc of America Securities LLC, Bank of America, N.A. and Bank of America Bridge LLC, Lehman Brothers Commercial Bank, Lehman Brothers Inc. and Lehman Commercial Paper Inc. The ABL Facility provides for a five-year term loan of $82.9 million and a five-year revolving credit facility of $592.1 million. The Bridge Loan Facility provides for a term loan of $370 million that initially matures on December 3, 2008, after which time, subject to the satisfaction of certain conditions, the loans then outstanding will either continue as term loans or be exchanged for exchange notes, in each case having a maturity of December 3, 2015. The description of the material terms of the ABL Facility and Bridge Loan Facility included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 2.01 Completion of Acquisition or Disposition of Assets.

     On December 3, 2007, the Company completed the acquisition of Pathmark pursuant to the Merger Agreement. The acquisition was effected by the merger (the “Merger”) of Sand Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Pathmark, with Pathmark continuing as the surviving corporation and a wholly owned subsidiary of the Company. Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Pathmark common stock was converted into the right to receive $9.00 in cash and 0.12963 shares of Company common stock. As a result of the Merger, the Company has issued approximately 6.8 million shares of its common stock.

     To finance the Merger, the Company used the proceeds from the sale of its holdings of Metro inc. shares and borrowings made under the ABL Facility and the Bridge Loan Facility entered into pursuant to that certain Commitment Letter, dated March 4, 2007, as supplemented by Commitment Waivers dated November 5, 2007.

     In connection with the Merger, a notice of redemption was given to holders of Pathmark’s 8 ¾% Senior Subordinated Notes due 2012 (the “Pathmark Notes”), whereby Pathmark will redeem on February 1, 2008 all of the Pathmark Notes that were outstanding on December 3, 2007, and Pathmark’s obligations under the Indenture governing the Pathmark Notes have been discharged.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant

     As discussed above, on December 3, 2007, the Company entered into (i) a new senior secured credit facility providing for a term loan in the principal amount of $82.9 million and a revolving credit facility in the maximum principal amount of $592.1 million and (ii) a senior secured bridge credit facility providing for a term loan in the principal amount of $370 million.

     The ABL Facility is a new $675.0 million senior secured credit facility (with a $100 million uncommitted incremental loan), entered into between the Company and certain subsidiaries as borrowers, Bank of America, N.A. as administrative agent and collateral agent and the lenders party thereto. The ABL Facility has a term of five years and may be prepaid without penalty. The ABL Facility is guaranteed by the Company’s material domestic subsidiaries that are not borrowers thereunder and is secured by substantially all of the Company’s and its subsidiaries’ assets. The ABL Facility consists of an $82.9 million term loan and a $592.1 million revolving credit facility. The interest rates under the ABL Facility range from LIBOR plus 2.00% to LIBOR plus 3.25% based upon a number of factors and are subject to reduction based on excess availability. Extensions of credit under the revolving credit facility are subject to a borrowing base calculated periodically based on specific percentages of the value of certain assets, and subject to certain reserves and other adjustments. The ABL Facility has a sublimit of $400.0 million for the issuance of standby and documentary letters of credit. The ABL Facility is subject to mandatory prepayment requirements in amounts equal to (i) the amount by which outstanding extensions of credit thereunder exceed the lesser of the borrowing base and the commitments then in effect, (ii) the net proceeds of certain asset sales and insurance proceeds from casualty events and (iii) the proceeds from the collateral securing the ABL Facility if the availability is below a specified amount or if there is an event of default. The ABL Facility may be increased by an amount up to $100.0 million, at the Company’s request, provided that no default or event of default exists or would arise from the increase and that certain other conditions are satisfied. The $100 million incremental loan is uncommitted. The ABL Facility contains customary representations, warranties, covenants and other agreements. The ABL Facility provides for customary events of default, including nonpayment of principal, interest or fees, violations of covenants, material inaccuracy of representations and warranties, specified cross defaults to other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interest, material judgments or change of control (as defined in the ABL Facility).

     The foregoing description of the ABL Facility is qualified in its entirety by reference to the ABL Facility, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

     The Bridge Loan Facility is a $370 million senior secured bridge credit facility which is guaranteed by substantially all domestic subsidiaries of the Company and is secured (1) on a second priority basis by all collateral securing the ABL Facility and (2) on a first priority basis by (x) general intangibles (other than equity interests securing the ABL Facility) and (y) 65% of the voting shares of A&P Bermuda Limited, in each case subject to permitted liens and certain exceptions described in the security documents. Amounts outstanding under the Bridge Loan Facility initially accrue interest at LIBOR plus 6.50%, which amount increases by 50 basis points on the earlier of (x) 30 days following the closing date and (y) the date on which a universal shelf registration filed by the Company with the Securities & Exchange Commission is effective, and increases by an additional 50 basis points each successive month, subject to a cap. The Bridge Loan Facility may be voluntarily prepaid at any time. The Bridge Loan Facility is subject to mandatory prepayment requirements in amounts equal to (i) 100% of the net proceeds received from any sale or disposition of equity interests in A&P Bermuda and A&P Luxembourg S.á.r.l., and, to the extent not required to be paid to lenders under the ABL Facility or holders of exchange notes, the net proceeds of certain other assets sales and insurance proceeds from casualty events and (ii) 100% of the net proceeds from securities issued by the Company to repay the Bridge Loan Facility, and, except as to the extent not required to be paid to lenders under the ABL Facility, the net proceeds of certain other debt and equity issuances. The Company is also required to make an offer to repay amounts outstanding under the Bridge Loan Facility in the event of a change of control (as defined in the Bridge Loan Facility). The Bridge Loan Facility contains customary representations and warranties and covenants for financings of this kind. The Bridge Loan Facility provides for customary events of default, including nonpayment of principal, interest or fees, violations of covenants, material inaccuracy of representations and warranties, specified cross defaults to other material indebtedness, certain bankruptcy events, certain ERISA events, material invalidity of guarantees or security interest or material judgments. The Bridge Loan Facility initially matures on December 3, 2008, after which time, subject to the satisfaction of certain conditions, the loans then outstanding will either continue as term loans or be exchanged for exchange notes, in each case having a maturity of December 3, 2015.

     The foregoing description of the Bridge Loan Facility is qualified in its entirety by reference to the Bridge Loan Facility, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

     As previously disclosed, the Company expects to refinance any amounts borrowed under the Bridge Loan Facility to finance the Merger through the proceeds of an offering of senior secured notes, a convertible debt offering, or a combination thereof.

Item 9.01 Financial Statements and Exhibits

     (a) Financial Statements of business acquired.

     The required financial statements of Pathmark Stores, Inc. are filed as Exhibits 99.2 and 99.3 and are incorporated herein by reference.

     (b) Pro forma financial information.

     The pro forma financial information is filed as Exhibit 99.4 and is incorporated herein by reference.

     The financial statements required pursuant to Rule 3-05 of Regulation S-X were previously reported in the Company’s Registration Statement on Form S-4 (File No. 333-143212) and, pursuant to General Instruction B.3 of Form 8-K, are not additionally reported herein.

     (d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Credit Agreement dated as of December 3, 2007 among The Great Atlantic
& Pacific Tea Company, Inc., and the other Borrowers party thereto, as
Borrowers and the Lenders party thereto, and Bank of America, N.A., as
Administrative Agent and Collateral Agent and Banc of America Securities
LLC as Lead Arranger.

10.2	Senior Secured Bridge Credit Agreement dated as of December 3, 2007 among The Great Atlantic & Pacific Tea Company, Inc., The Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Lehman Commercial Paper Inc., as Syndication Agent.

99.2	The audited consolidated balance sheets of Pathmark Stores, Inc. as of
February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the 53 week period ended February 3, 2007 and each of the 52 week periods ended
January 28, 2006 and January 29, 2005, and the reports with respect thereto, incorporated herein by reference to pages 27 to 67 of Pathmark Stores, Inc.’s
Form 10-K for the fiscal year ended February 3, 2007 filed on April 19, 2007, File
No. 1-05287.

99.3	The unaudited consolidated balance sheet of Pathmark Stores, Inc. as of
August 4, 2007 and February 3, 2007, the unaudited consolidated statements of operations for the 13 and 26 week periods ended
August 4, 2007 and July 29, 2006 and the unaudited consolidated statements of stockholders’ equity and cash flows for the 26 week period ended August 4, 2007 and July 29, 2006, incorporated herein by reference to pages 2 to 16 of Pathmark Stores, Inc’s. Form 10-Q for the fiscal quarter ended August 4, 2007 filed on September 12, 2007, File No. 1-05287.

99.4	Unaudited pro forma information incorporated herein by reference to
Exhibit 99.4 to A&P’s Form 8-K/A filed on December 6, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2007

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ Allan Richards
	Name:	Allan Richards
	Title:	Senior Vice President, Human
Resources, Labor Relations, Legal
Services & Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of December 3, 2007 among The Great Atlantic
& Pacific Tea Company, Inc., and the other Borrowers party thereto, as
Borrowers and the Lenders party thereto, and Bank of America, N.A., as
Administrative Agent and Collateral Agent and Banc of America Securities
LLC as Lead Arranger.

10.2	Senior Secured Bridge Credit Agreement dated as of December 3, 2007 among The Great Atlantic & Pacific Tea Company, Inc., The Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, and Lehman Commercial Paper Inc., as Syndication Agent.

99.2	The audited consolidated balance sheets of Pathmark Stores, Inc. as of
February 3, 2007 and January 28, 2006, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the 53 week period ended February 3, 2007 and each of the 52 week periods ended
January 28, 2006 and January 29, 2005, and the reports with respect thereto, incorporated herein by reference to pages 27 to 67 of Pathmark Stores, Inc.’s
Form 10-K for the fiscal year ended February 3, 2007 filed on April 19, 2007, File
No. 1-05287.

99.3	The unaudited consolidated balance sheet of Pathmark Stores, Inc. as of
August 4, 2007 and February 3, 2007, the unaudited consolidated statements of operations for the 13 and 26 week periods ended
August 4, 2007 and July 29, 2006 and the unaudited consolidated statements of stockholders’ equity and cash flows for the 26 week period ended August 4, 2007 and July 29, 2006, incorporated herein by reference to pages 2 to 16 of Pathmark Stores, Inc.’s Form 10-Q for the fiscal quarter ended August 4, 2007 filed on September 12, 2007, File No. 1-05287.

99.4	Unaudited pro forma information incorporated herein by reference to
Exhibit 99.4 to A&P’s Form 8-K/A filed on December 6, 2007.